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                                                                   EXHIBIT 10.16


                                                                      Executable

                                 CONFIDENTIAL
                  AMENDMENT TO INTERACTIVE SERVICES AGREEMENT
                  -------------------------------------------

        This Amendment to Interactive Services Agreement (this "Amendment"), effective February 25, 1999 (the "Amendment Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Multex.com, Inc., formerly known as Multex Systems, Inc. ("Interactive Content Provider", "ICP", or "Multex"), a Delaware corporation, with its principal offices at 33 Maiden Lane, New York, New York 10038 (each a "Party" and collectively the "Parties"). Defined terms that are used but not defined herein shall be as defined in the Interactive Services Agreement between AOL and ICP effective as of March 20, 1998 (the "Agreement").

           WHEREAS, the Parties wish to amend the Agreement as described below.

                                     TERMS
                                     -----

        It is therefore agreed as follows;

1.      Exclusive Anchor Tenancies. From and after the date of this Amendment
        --------------------------
        during the term of the Agreement, so long as ICP is in material compliance with this Agreement, ICP shall receive Exclusive Anchor Tenant Distribution on the Personal Finance Channel of the AOL Service (the "Exclusive Area"). "Exclusive Anchor Tenant Distribution" shall mean that, solely with respect to the ICP Competitors, ICP shall be the only third party to receive continuous permanent placement (as set forth in Section 1.1 of the Agreement and as amended in Paragraph 2 of this Amendment) expressly promoting the Exclusive Product on any screen within the Exclusive Area. To the extent and ICP Competitor does not solely market the Exclusive Product (i.e., it is also engaged in activities other than marketing the Exclusive Product), AOL will not be restricted from promoting such ICP Competitor (including within the Exclusive Area), so long as such promotions do not expressly promote the Exclusive Product in a continuous permanent placement (i.e., the promotions periodically rotate through the area as opposed to being permanent placements) within the Exclusive Area. The "Exclusive Product" shall mean the delivery and display of brokerage and investment research reports in a commingled fashion (i.e., headlines from two or more brokerage firms or investment banks concurrently within the same service, interface or display, which link to a research reports), including the "Brokerage Research Reports" integrated links within the Investment Research area of the Personal Finance Channel of the AOL Service. Notwithstanding anything to the contrary in the definition of ICP Competitor or elsewhere in the Agreement, ICP may not add any third party to the list of ICP Competitors absent mutual agreement in writing by the Parties.

        Notwithstanding the foregoing, (and without limiting any actions which may be taken by AOL without violation of ICP's rights hereunder), no provision of this Agreement shall limit AOL's ability (on or off the AOL Network) to (i) undertake activities or perform duties pursuant to existing arrangements with third parties (or pursuant to any agreements


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   to which AOL becomes a party subsequent to the Effective Date as a result of
   Change of Control, assignment, merger, acquisition or other similar transaction); (ii) advertise, promote or market, or sell advertising or promotions to, any third party, including without limitation the ICP Competitors, or for any products or services, including without limitation, through rotating banner advertisements, popups or any other non-permanent placements within the Exclusive Area; (iii) enter into an arrangement with any third party, including an ICP Competitor, for the primary purpose of acquiring AOL Members whereby such third party is allowed to promote or market products or services (including through anchor tenant distribution) to AOL Members that are acquired as a result of such arrangement; or (iv) create periodic, non-permanent contextual links to Content or editorial commentary on any topic, including topics related to the Exclusive Product in any area including the Exclusive.

   Area. In addition, ICP acknowledges that AOL does not control, and nothing
   ----
   in this Section shall in any way restrict, the Content that appears within third party content areas on the AOL Service or the CompuServe Service (including such areas within Exclusive Area) or on interactive sites linked to from the AOL Service or the CompuServe Service. In no event shall AOL be restricted from offering and/or promoting brokerage or investment research offered on a non-commingled basis with respect to clause (i) above, it is further understood and agreed that, as of the Effective Date, there are existing AOL relationships with third parties which do not specifically prohibit the distribution of the Exclusive Product through the Exclusive Area by such parties ("Existing Arrangements"), but to the best of AOL AOL's knowledge, (a) there is no such Existing Arrangement that explicitly requires the distribution of a third party's Exclusive Product by AOL and (b) AOL is not aware of any third party that intends to distribute its Exclusive Product through the Exclusive Area. Further, with respect to clause (i) above, AOL shall make commercially reasonable efforts not to encourage those parties with which AOL has Existing Arrangements to distribute the Exclusive Product through the Exclusive Area.

   AOL may convert ICP's Exclusive Anchor Tenancies as set forth in this Section 1 to nonexclusive Anchor Tenancies on at least thirty (30) days written notice to ICP if ICP is not in the top three (3) providers of commingled investment and brokerage research and/or the Content on the ICP Internet Site is not commensurate with such market position, as determined by evaluating ICP and/or the Licensed Content, as a whole, using the following criteria:
   (a) based on a mutually-approved (which approval shall not be unreasonably withheld or delayed) cross-section of third-party reviewers who are recognized authorities in such market and (b) with respect to all material quality averages or standards in such industry, including each of the following: (i) scope and quality of Content, (ii) scope, selection and pricing of products and services, (iii) quality and brands of products and services, (iv) customer service and fulfillment associated with the marketing and sale of products and services and (v) user traffic.

2. Additional Anchor Tenancies. In addition to the anchor tenancy set forth in
   ---------------------------
   the Agreement and as extended in Section 1 above, ICP shall receive the following additional distribution through the AOL Network;


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        (a)     Additional AOL Service Anchor Tenancy. Within a reasonable
                -------------------------------------
                time after the date on which the "Active Trader" area of the AOL Personal Finance Channel becomes commercially available through the AOL Service, AOL shall continuously and prominently place an Anchor Tenant Button and other mutually agreeable integrated links on the "Active Trader" main screen, or any successor thereto, on the AOL Service.

        (b)     AOL International Anchor Tenancies. Within a reasonable time
                ----------------------------------
                after the Amendment Effective Date, AOL shall continuously and prominently place an Anchor Tenant Button on each of the following: (i) the "Investment Main" screen of the AOL Australia Service, (ii) the "Company Research" screen of the Finance Channel" of the AOL UK Service, (iii) the "Brokerage Main" screen of the AOL Germany Service and (iv) other screens within the AOL International Services at AOL's reasonable discretion. In addition, ICP shall receive "run of service" advertising banner rotation through the AOL Germany Service, and the AOL Canada Web Site Notwithstanding the foregoing, AOL reserves the right to modify or terminate the access or provisioning of the ICP Internet Site on any International Anchor Tenancy within any area or region of the world for which regulatory laws and requirements restrict or preclude the provisioning of brokerage and investment research to individual investors. ICP shall create a Welcome Mat for each area on the ICP Internet Site linked to from any of the AOL International services on a continuous basis, which Welcome Mat(s) shall be subject to AOL approval and ICP shall customize and co-brand the ICP Internet Site and/or Licensed Content for each of the foregoing AOL International Services in substantially the same manner and form as for the AOL Service.

        (c)     CompuServe Service Placements/Anchor Tenancy. Within a
                --------------------------------------------
                reasonable time after the Amendment Effective Date, ICP shall receive (i) community placement in the CompuServe Personal Finance Channel and (ii) two (2) "scrolling Marquee" insertions in the "What's New" area of the ICP Internet Site linked to from the CompuServe Service. ICP shall create a Welcome Mat for each area on the CompuService Service on a continuous basis, which Welcome Mat(s) shall be subject to AOL approval and ICP shall customize and co-brand the ICP Internet Site and/or Licensed Content for the CompuServe Service in substantially the same manner and form as for the AOL Service.

        (d)     Additional Integration. The Parties will use commercially
                ----------------------
                reasonable efforts to integrate the Licensed Content on or through additional contextually-appropriate areas of the AOL Service, the AOL International Services, the AOL Canada Web Site, and the CompuServe Service, subject to AOL's sole editorial discretion.

3.      Site and Content Preparation.  ICP shall achieve Site and Content
        ----------------------------
        Preparation within sixty (60) days after the Amendment Effective Date. "Site and Content Preparation" shall mean that ICP shall have completed all necessary production work for the ICP Internet Site, any Welcome Mats, any Anchor Tenant Buttons or logos, and any other related areas or screens (including programming all Content thereon); customized and configured and ICP Internet Site in accordance with the Agreement; and completed all



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        other necessary work to prepare the ICP Internet Site, any Welcome Mat, any Anchor Tenant Buttons or logos and any other related areas or screens to launch on the AOL Network as contemplated hereunder. In the event ICP has not achieved Site and Content Preparation within ninety
        (90) days after the Amendment Effective Date, then in addition to any other remedies available, AOL shall have the right to terminate the applicable portions of this Amendment by giving ICP written notice thereof. If ICP is delayed in achieving Site and Content Preparation due to an Excuse as defined in Exhibit C of the Agreement or due to a failure by AOL to perform its obligations under this Agreement and ICP notifies AOL in writing of such failure and the resulting delay, then the sixty (60) day and ninety (90) day periods referenced in this Section shall each be extended by the amount of time of ICP's delay solely attributable to such Excuse or to such failure by AOL.

4.      Amendment to Section 1.5.  Section 1.5 ("Carriage Fee") is hereby
        ------------------------
        deleted in its entirety and replaced with the following;

                "In consideration for the exclusive anchor tenancies and additional anchor tenancies and other distribution through the AOL Network as set forth herein, ICP shall pay AOL One Million Eight Hundred Thousand Dollars ($1,800,000) in eight (8) equal installments with one (1) installment due on each of the following dates: February 25, 1999; August 1, 1999; November 1, 1999; February 1, 2000; May 1, 2000; August 1, 2000; and
                November 1, 2000. The One Hundred Thousand Dollars ($100,000) already paid by ICP to AOL under the Agreement shall be deducted from the first installment."

5.      Impressions Guarantee.  AOL shall provide ICP during the Term with at
        ---------------------
        lease twenty-eight million (28,000,000) Impressions from ICP's presence on the AOL Network (the "Impressions Guarantee"). For the purposes of this Agreement, ICP's presence on an AOL or CompuServe screen shall conform to the specifications set forth on Exhibit D (each, an "ICP Presence"), provided that only screens that contain a link to the ICP Internet site or a Welcome Mat will count against the Impressions Guarantee. In the event that the Impressions Guarantee is not met (or will not, in AOL's reasonable judgment, be met) during the Term, the Term shall be extended for up to six (6) months without additional carriage fees payable by ICP until the Impressions Guarantee is met. In the event that the Impressions Guarantee remains unmet after such six-month extension period, AOL shall, from time to time, provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL)

6.      Amendment to Section 4.2. The last two sentences of Section 4.2
        ------------------------
        ("Welcome Mat Advertisement/Revenues") shall be deleted in their entirety and replaced with the following.

                (c) Beginning on the date on which ICP receives Two Million Dollars ($2,000,000) in Total Revenues, and continuing through the remainder of the Term, ICP shall pay AOL twenty five percent (25%) of the Advertising Revenues generated by ICP or its agents with respect to Welcome Mat Advertisements."



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7. Amendment to Section 4.5. The last sentence of Section 4.5 ("Interactive
   ------------------------
   Commerce/Transaction Revenues") shall be deleted in its entirety and replaced with the following:

        "ICP shall use commercially reasonable efforts to conform the promotion and sale of products or services through the ICP Internet Site to the then-existing technologies identified by AOL which are optimized for the AOL Service, including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of products and services by AOL Members through the ICP Internet Site. In addition, any merchandising and commerce on the ICP Internet Site shall be subject to
        (i) the then-current requirements of any CompuServe merchant certification program, (ii) ICP implementing sufficient procedures to protect the security of all merchandising on the site (i.e., ICP shall as of the Effective Date use 40-bit SSL technology and, if requested by CompuServe, 128-bit SSL), (iii) ICP's proper installation and use of CompuServe's Virtual Lock software, and (iv) CompuServe's prior written approval of all proposed merchandising and commerce. ICP shall have six
        (6) months from the date of the request from CompuServe to implement and upgrade to any then-current version SSL technology to the extent permitted by law. Beginning on the date on which ICP receives Two Million Dollars ($2,000,000) in Total Revenues, and continuing through the remainder of the Term, ICP shall pay AOL twenty-five percent (25%) of the Transaction Revenues generated by ICP or its agents with respect to Interact Commerce."

8. Amendment to Section 6.1. The first sentence of Section 6.1 ("Term") is
   ------------------------
   hereby deleted in its entirety and replaced with the following:

        "Unless earlier terminated as set forth herein, the initial term of this Agreement shall expire on February 28, 2001 (the "Initial Term")."

9. Definitions:
   -----------

   AOL Australia Service. The AOL Australian/TM/ branded standard narrow-band
   ---------------------
   localized version of the America Online(R) brand service, specifically excluding the Service Exclusions.

   AOL Canada Web Site. The Canadian version of AOL.COM marketed under the
   -------------------
   "AOL.CA/TM/" brand, specifically excluding the Service Exclusions.

   AOL Germany Service. The AOL Germany/TM/ branded standard narrow-band
   -------------------
   localized version of the America Online(R) brand service, specifically excluding the Service Exclusions.

   AOL International Services. The AOL Germany Service, the AOL UK Service, and
   --------------------------
   the AOL Australia Service, collectively.




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     AOL Personal Finance Channel. The area on the AOL Service which generally
     ----------------------------
     provides content relating to personal finance and investing, currently located at AOL keyword: "Personal Finance", or any successor area thereto.

     AOL UK Service. The AOL UK(TM) branded standard narrow-band localized
     --------------
     version of the America Online(R) brand service, specifically excluding the Service Exclusions.

     CompuServe Personal Finance Channel. The area on the CompuServe Service
     -----------------------------------
     which generally provides content relating to personal finance and investing, currently located at CompuServe go word: "Personal Finance", or any successor area thereto.

     CompuServe Service.  The narrow-band U.S. version of the CompuServe brand
     ------------------
     service, specifically excluding CompuServe.com and the Service Exclusions.

     Service Exclusions. (a) Any independent product or service which may be
     ------------------
     offered by, through or with the AOL service at issue, (b) any programming or content area offered by or through the AOL service at issue over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (c) any other international versions of AOL.COM or of the AOL service at issue, (d) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the service at issue, (d) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Rate and (e) any other version which is materially different from the AOL service at issue, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the AOL service at issue and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

     Virtual Lock. The server-based remote authentication software that is used
     ------------
     to identify CompuServe members accessing Internet-based content.

10.  Order of Precedence. This Amendment is supplementary to and modifies the
     -------------------
     Agreement. The terms of this Amendment supersede provisions in the Agreement only to the extent that the terms of this Amendment and the Agreement expressly conflict. However, nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this Amendment.

11.  Counterparts. This Amendment may be executed in counterparts, each of which
     ------------
     shall be deemed an original and all of which together shall constitute one and the same document

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                IN WITNESS WHEREOF, the Parties hereto have executed this
Amendment as of the date first written above.

AMERICA ONLINE, INC.                    MULTEX.COM, INC.

By:  /s/ David M. Colburn               By:  /s/ P. Callaghan
   ------------------------------          ------------------------------

Print Name:  David M. Colburn           Print Name:  P. Callaghan
           ----------------------                  ----------------------

Title:  Sr. Vice President              Title:  CFO
      ---------------------------             ---------------------------

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